EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77C:
  Submission of matters to a vote of security holders.

EXHIBIT B:
  Attachment to item 77O:
  Transactions effected pursuant to Rule 10f-3

EXHIBIT C:
  Attachment to item 77Q1:
  Exhibits
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

EXHIBIT A:
Sub-Item 77C:  Submission of matter to a vote of security holders

(a) A special meeting was held on February 24, 2000.
(b) Not applicable
(c) At the special meeting held on February 24, 2000, shareholders of the Fund were asked to approve the Agreement and Plan of Reorganization, dated December 1, 1999 and amended as of January 27, 2000 (the "Plan"), pursuant to which Warburg, Pincus Global Post-Venture Capital Fund, Inc. would acquire all or substantially all of the assets and liabilities of the Fund.
The Plan was approved by shareholders and the shareholder vote was as follows:

                 Total Number of Votes       Percentage of total
                                         number of shares outstanding

Approve             1,336,651.096                 50.4096%
Disapprove            124,528.924                  4.6964%
Abstain                23,648.824                   .8919%




EXHIBIT B:
Sub-Item 770:  Transactions effected pursuant to Rule 10f-3
for the Period November 1, 1999 through April 30, 2000

INFORMATION IN FOLLOWING ORDER:
OFFERING
DATE
BROKER
PRICE
SHARES/PAR
% OF OFFERING
% OF ASSETS
SYNDICATE MEMBER


Cacheflow
11/18/99
MS
$24.00
9,000
0.1636%
0.3300%
CS First Boston


THERMA-WAVE
2/3/00
Lehman
$20.00
2,100
0.0233%
0.0533%
CS First Boston



EXHIBIT C:
Sub-Item 77Q1:  Exhibits
(a) Not applicable
(b) Not applicable
(c) Not applicable
(d) Not applicable
(e) Not applicable
(f) Not applicable
(g)(i)	Agreement and Plan of Reorganization dated as of
		December 1, 1999
   (ii)	Agreement to Amend the Agreement and Plan of
		Reorganization dated as of January 27, 2000.


               AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement")
is made as of this first day of December, 1999, between and among Warburg, Pincus Global Post-Venture Capital Fund, Inc., a Maryland corporation (the "Global Fund"), and Warburg, Pincus Post-Venture Capital Fund, Inc., a Maryland corporation (the "Fund" and, together with the Global Fund, the "Funds"), and, solely for purposes of Section 9.2 hereof, Credit Suisse Asset Management,
LLC, a limited liability company organized under the laws of the State of Delaware ("CSAM").
This Agreement is intended to be and is adopted as a plan of reorganization within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code").
The reorganization of the Fund (collectively, the
"Reorganization") will consist of the transfer of substantially all of the assets of the Fund in exchange solely for shares of the applicable class or classes of common stock (collectively, the "Shares") of the Global Fund, and the assumption by the Global
Fund of liabilities of the Fund, and the distribution, on or after the Closing Date hereinafter referred to, of Shares of the Global Fund ("Global Fund Shares") to the shareholders of the Fund in liquidation of the Fund as provided herein, all upon the terms and conditions hereinafter set forth in this Agreement.
WHEREAS, the Board of Directors of the Fund has determined
that the exchange of all of the assets of the Fund for Global Fund Shares and the assumption of the liabilities of the Fund by the Global Fund is in the best interests of the Fund and that the interests of the existing shareholders of the Fund would not be diluted as a result of this transaction; and
WHEREAS, the Board of Directors of the Global Fund has
determined that the exchange of all of the assets of the Fund for Global Fund Shares is in the best interests of the Global Fund's shareholders and that the interests of the existing shareholders of the Global Fund would not be diluted as a result of this
transaction.
NOW, THEREFORE, in consideration of the premises and of the
covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:
1.	Transfer of Assets of the Fund in Exchange for Global Fund
Shares and Assumption of the Fund's Liabilities and Liquidation of
the Fund
1.1.	 Subject to the terms and conditions herein set forth and on the basis of the representations and warranties contained herein, the Fund agrees to transfer its assets as set forth in paragraph
1.2 to the Global Fund, and the Global Fund agrees in exchange therefor: (i) to deliver to the Fund the number of Global Fund Shares, including fractional Global Fund Shares, of each class of the Fund determined by dividing the value of the Fund's net assets attributable to each such class of shares, computed in the manner and as of the time and date set forth in paragraph 2.1, by the net asset value of one Global Fund Share of the same class; and
(ii) to assume the liabilities of the Fund, as set forth in
paragraph 1.3. Such transactions shall take place at the closing provided for in paragraph 3.1 (the "Closing").
1.2.	(a)  The assets of the Fund to be acquired by the Global Fund shall consist of all property including, without limitation, all cash, securities and dividend or interest receivables that are owned by or owed to the Fund and any deferred or prepaid expenses shown as an asset on the books of the Fund on the closing date provided in paragraph 3.1 (the "Closing Date").
(a)  hidden text
(b)	The Fund has provided the Global Fund with a list of all its assets as of the date of execution of this Agreement. The Fund reserves the right to sell any of these securities but will not, without the prior approval of the Global Fund, acquire any additional securities other than securities of the type in which the Global Fund is permitted to invest. The Fund will, within a reasonable time prior to the Closing Date, furnish the Global Fund with a list of the securities, if any, on the Fund's list referred to in the first sentence of this paragraph which do not conform to the Global Fund's investment objective, policies and restrictions.
In the event that the Fund holds any investments which the Global Fund may not hold, the Fund will dispose of such securities prior to the Closing Date. In addition, if it is determined that the portfolios of the Fund and the Global Fund, when aggregated, would contain investments exceeding certain percentage limitations imposed upon the Global Fund with respect to such investments, the Fund, if requested by the Global Fund, will dispose of and/or reinvest a sufficient amount of such investments as may be necessary to avoid violating such limitations as of the Closing
Date.
1.3.	The Fund will endeavor to discharge all its known liabilities and obligations prior to the Closing Date, other than those liabilities and obligations which would otherwise be discharged at a later date in the ordinary course of business. The Global Fund shall assume all liabilities, expenses, costs, charges and reserves, including those liabilities reflected on an unaudited statement of assets and liabilities of the Fund prepared by PFPC, Inc., each Fund's accounting agent ("PFPC"), as of the Valuation
Date (as defined in paragraph 2.1), in accordance with generally accepted accounting principles consistently applied from the prior audited period. The Global Fund shall also assume any liabilities, expenses, costs or charges incurred by or on behalf of the Fund specifically arising from or relating to the
operations and/or transactions of the Fund prior to and including the Closing Date but which are not reflected on the above-
mentioned statement of assets and liabilities, including any liabilities, expenses, costs or charges arising under paragraph 5.10 hereof.
1.4.	As provided in paragraph 3.4, as soon on or after the Closing
Date as is conveniently practicable (the "Liquidation Date"), the Fund will liquidate and distribute pro rata to the Fund's shareholders of record determined as of the close of business on the Closing Date (the "Fund Shareholders") the Global Fund Shares
it receives pursuant to paragraph 1.1. Such liquidation and distribution will be accomplished by the transfer of the Global
Fund Shares then credited to the account of the Fund on the books of the Global Fund to open accounts on the share records of the Global Fund in the name of the Fund's shareholders representing the respective pro rata number of the Global Fund Shares of the particular class due such shareholders. All issued and outstanding shares of the Fund will simultaneously be canceled on the books of the Fund, although share certificates representing interests in the Fund will represent a number of Global Fund
Shares after the Closing Date as determined in accordance with
Section 2.3. The Global Fund shall not issue certificates representing the Global Fund Shares in connection with such exchange.
1.5.	Ownership of Global Fund Shares will be shown on the books of the Global Fund's transfer agent.  Shares of the Global Fund will be issued in the manner described in the Global Fund's current prospectuses and statement of additional information.
1.6.	Any transfer taxes payable upon issuance of the Global Fund
Shares in a name other than the registered holder of the Fund
Shares on the books of the Fund as of that time shall, as a
condition of such issuance and transfer, be paid by the person to whom such Global Fund Shares are to be issued and transferred.
1.7.	Any reporting responsibility of the Fund is and shall remain the responsibility of the Fund up to and including the applicable Closing Date and such later dates on which the Fund is terminated.
2.	Valuation
2.1.	The value of the Fund's assets to be acquired hereunder shall be the value of such assets computed as of the close of regular trading on The New York Stock Exchange, Inc. (the "NYSE") on the Closing Date (such time and date being hereinafter called the "Valuation Date"), using the valuation procedures set forth in the Fund's then current prospectuses or statement of additional information.
2.2.	The number of Shares of each class of the Global Fund to be
issued (including fractional shares, if any) in exchange for the Fund's net assets shall be determined by dividing the value of the net assets of the Fund attributable to the respective classes of Shares determined using the same valuation procedures referred to in paragraph 2.1 by the net asset value per Share of such class of the Global Fund computed as of the close of regular trading on the NYSE on the Closing Date, using the valuation procedures set forth in the Global Fund's then current prospectuses or statement of additional information.
2.3.	All computations of value shall be made by PFPC in accordance with its regular practice as pricing agent for the Fund and the
Global Fund.
3.	Closing and Closing Date
3.1.	The Closing Date for the Reorganization shall be January 28,
2000, or such other date as the parties to such Reorganization may agree to in writing. All acts taking place at the Closing shall be deemed to take place simultaneously as of the close of trading on the NYSE on the Closing Date unless otherwise provided. The Closing shall be held as of 4:00 p.m., at the offices of Willkie
Farr & Gallagher or at such other time and/or place as the parties may agree.
3.2.	The custodian for the Fund (the "Custodian") shall deliver at the Closing a certificate of an authorized officer stating that:
(a) the Fund's portfolio securities, cash and any other assets have been delivered in proper form to the Global Fund on the
Closing Date and (b) all necessary taxes, including all applicable federal and state stock transfer stamps, if any, have been paid, or provision for payment has been made, in conjunction with the delivery of portfolio securities.
3.3.	In the event that on the Valuation Date (a) the NYSE or
another primary trading market for portfolio securities of the
Global Fund or the Fund shall be closed to trading or trading thereon shall be restricted or (b) trading or the reporting of trading on the NYSE or elsewhere shall be disrupted so that accurate appraisal of the value of the net assets of the Global
Fund or the Fund is impracticable, the applicable Closing Date shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored.
3.4.	The Fund shall deliver at the Closing a list of the names and addresses of the Fund's shareholders and the number and class of outstanding Shares owned by each such shareholder immediately prior to the Closing or provide evidence that such information has been provided to the Global Fund's transfer agent. The Global
Fund shall issue and deliver a confirmation evidencing the Global Fund Shares to be credited to the Fund's account on the Closing
Date to the Secretary of the Fund or provide evidence satisfactory to the Fund that such Global Fund Shares have been credited to the Fund's account on the books of the Global Fund. At the Closing, each party shall deliver to the relevant other parties such bills of sale, checks, assignments, share certificates, if any, receipts or other documents as such other party or its counsel may
reasonably request.
4.	Representations and Warranties
4.1.	The Fund represents and warrants to the Global Fund as
follows:
(a)	The Fund is a Maryland corporation duly organized,
validly existing and in good standing under the laws of the
State of Maryland;
(b)	The Fund is a registered investment company
classified as a management company of the open-end type and
its registration with the Securities and Exchange Commission
(the "Commission") as an investment company under the
Investment Company Act of 1940, as amended (the "1940 Act"), is in full force and effect;
(c)	The Fund is not, and the execution, delivery and
performance of this Agreement will not result, in a violation of its Charter or By-Laws or any material agreement,
indenture, instrument, contract, lease or other undertaking
to which the Fund is a party or by which the Fund or its
property is bound or affected;
(d)	There are no contracts or other commitments (other
than this Agreement) of the Fund which will be terminated
with liability to the Fund prior to the Closing Date;
(e)	Except as previously disclosed in writing to and
accepted by the Global Fund, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or to its knowledge
threatened against the Fund or any of its properties or
assets which, if adversely determined, would materially and
adversely affect its financial condition or the conduct of
its business.  The Fund knows of no facts which might form
the basis for the institution of such proceedings and is not party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or the business of the
Fund or its ability to consummate the transactions herein
contemplated;
(f)	The Statements of Assets and Liabilities, including
the Investment Portfolio, Operations, and Changes in Net
Assets, and the Financial Highlights of the Fund at and for
each of the fiscal years ended October 31 in the period
beginning with commencement of the Fund and ending
October 31, 1998 have been audited by PricewaterhouseCoopers
LLP, certified public accountants, and are in accordance with generally accepted accounting principles consistently applied, and such statements (copies of which have been
furnished to the Global Fund) fairly reflect the financial
condition of the Fund as of such dates, and there are no
known contingent liabilities of the Fund as of such dates not disclosed therein;
(g)	Since October 31, 1998, there has not been any
material adverse change in the Fund's financial condition,
assets, liabilities or business other than changes occurring in the ordinary course of business, or any incurrence by the
Fund of indebtedness maturing more than one year from the
date that such indebtedness was incurred, except as otherwise disclosed to and accepted in writing by the Global Fund. For the purposes of this subparagraph (g), a decline in net asset value per share or the total assets of the Fund in the
ordinary course of business shall not constitute a material
adverse change;
(h)	At the date hereof and the Closing Date, all
federal and other tax returns and reports of the Fund
required by law to have been filed by such dates shall have
been filed, and all federal and other taxes shall have been
paid so far as due, or provision shall have been made for the payment thereof and, to the best of the Fund's knowledge, no such return is currently under audit and no assessment has
been asserted with respect to such returns;
(i)	At the date hereof and the Closing Date, for each
taxable year of its operation, the Fund shall have met the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company; all of the
Fund's issued and outstanding shares have been offered and
sold in compliance in all material respects with applicable
federal and state securities laws;
(j)	All issued and outstanding shares of each class of
the Fund are, and at the Closing Date will be, duly and
validly issued and outstanding, fully paid and non-assessable by the Fund.  All of the issued and outstanding shares of the
Fund will, at the time of Closing, be held by the persons and the amounts set forth in the records of the transfer agent as provided in paragraph 3.4. The Fund does not have outstanding any options, warrants or other rights to subscribe for or
purchase any of the Fund's shares, nor is there outstanding
any security convertible into any of the Fund's shares;
(k)	At the Closing Date, the Fund will have good and
marketable title to its assets to be transferred to the
Global Fund pursuant to paragraph 1.2 and full right, power
and authority to sell, assign, transfer and deliver such
assets hereunder and, upon delivery and payment for such
assets, the Global Fund will acquire good and marketable
title thereto, subject to no restrictions on the full
transfer thereof, except such restrictions as might arise
under the Securities Act of 1933, as amended (the "1933
Act"), and the 1940 Act with respect to privately placed or
otherwise restricted securities that the Fund may have
acquired in the ordinary course of business and which the
Global Fund has received notice and necessary documentation
at or prior to the Closing;
(l)	The execution, delivery and performance of this
Agreement has been duly authorized by all necessary actions
on the part of the Fund's Board of Directors, and subject to the approval of the Fund's shareholders, this Agreement will constitute a valid and binding obligation of the Fund, enforceable in accordance with its terms, subject to the
effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles;
(m)	The information to be furnished by the Fund for use
in applications for orders, registration statements or proxy materials or for use in any other document filed or to be filed with any federal, state or local regulatory authority (including the National Association of Securities Dealers,
Inc.), which may be necessary in connection with the
transactions contemplated hereby, shall be accurate and
complete in all material respects and shall comply in all
material respects with federal securities and other laws and regulations applicable thereto;
(n)	The current prospectuses and statement of
additional information of the Fund conform in all material
respects to the applicable requirements of the 1933 Act and
the 1940 Act and the rules and regulations of the Commission thereunder and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements
therein, in light of the circumstances under which they were made, not materially misleading; and
(o)	Insofar as the following relate to the Fund, the
registration statement filed by the Global Fund on Form N-14 relating to Global Fund Shares that will be registered with
the Commission pursuant to this Agreement, which, without
limitation, shall include a proxy statement of the Fund (the
"Proxy Statement") and be accompanied by the prospectuses of the Global Fund, with respect to the transactions
contemplated by this Agreement, and any supplement or
amendment thereto, and the documents contained or
incorporated therein by reference (the "N-14 Registration Statement"), on the effective date of the N-14 Registration Statement, at the time of any shareholders' meeting referred to herein, on the Valuation Date and on the Closing Date:
(i) shall comply in all material respects with the provisions of the 1933 Act, the Securities Exchange Act of 1934 (the
"1934 Act") and the 1940 Act and the rules and regulations
under those Acts, and (ii) shall not contain any untrue
statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that
the representations and warranties in this section shall not apply to statements in or omissions from the Proxy Statement and the N-14 Registration Statement made in reliance upon and in conformity with information that was furnished or should
have been furnished by the Global Fund for use therein.
4.2.	The Global Fund represents and warrants to the Fund as
follows:
(a)	The Global Fund is a Maryland corporation, duly
organized, validly existing and in good standing under the
laws of the State of Maryland;
(b)	The Global Fund is a registered investment company
classified as a management company of the open-end type and
its registration with the Commission as an investment company under the 1940 Act is in full force and effect;
(c)	The current prospectuses and statement of
additional information filed as part of the Global Fund
registration statement on Form N-1A (the "Global Fund
Registration Statement") conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission under those
Acts and do not include any untrue statement of a material
fact or omit to state any material fact required to be stated
therein or necessary to make the statements therein, in light of the circumstances under which they were made, not
materially misleading;
(d)	At the Closing Date, the Global Fund will have good
and marketable title to its assets;
(e)	The Global Fund is not, and the execution, delivery
and performance of this Agreement will not result in, a
violation of its Charter or By-Laws or any material
agreement, indenture, instrument, contract, lease or other undertaking to which the Global Fund is a party or by which the Global Fund or its property is bound;
(f)	Except as previously disclosed in writing to and
accepted by the Fund, no litigation or administrative
proceeding or investigation of or before any court or
governmental body is presently pending or to its knowledge
threatened against the Global Fund or any of its properties
or assets which, if adversely determined, would materially
and adversely affect its financial condition or the conduct
of its business.  The Global Fund knows of no facts which
might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any
order, decree or judgment of any court or governmental body
which materially and adversely affects its business or its
ability to consummate the transactions contemplated herein;
(g)	Since October 31, 1998, there has not been any
material adverse change in the Global Fund's financial
condition, assets, liabilities or business other than changes occurring in the ordinary course of business, or any incurrence by the Global Fund of indebtedness maturing more
than one year from the date such indebtedness was incurred
except as otherwise disclosed to and accepted in writing by
the Fund.  For purposes of this subsection (g), a decline in net asset value per share of the Global Fund due to declines in market values of securities in the Global Fund's
portfolio, the discharge of Global Fund liabilities, or the redemption of Global Fund shares by Global Fund Shareholders shall not constitute a material adverse change;
(h)	At the Closing Date, all federal and other tax
returns and reports of the Global Fund required by law then
to be filed shall have been filed, and all federal and other taxes shown as due on said returns and reports shall have
been paid or provision shall have been made for the payment
thereof;
(i)	At the date hereof and the Closing Date, for each
taxable year of its operation, the Global Fund shall have met the requirements of Subchapter M of the Code for
qualification as a regulated investment company and has
elected to be treated as such, has been eligible to and has
computed its federal income tax under Section 852 of the
Code;
(j)	At the date hereof, all issued and outstanding
Global Fund Shares are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and non-
assessable, with no personal liability attaching to the
ownership thereof.  The Global Fund does not have outstanding any options, warrants or other rights to subscribe for or
purchase any Global Fund Shares, nor is there outstanding any security convertible into any Global Fund Shares;
(k)	The execution, delivery and performance of this
Agreement has been duly authorized by all necessary actions
on the part of the Global Fund's Board of Directors, and this Agreement will constitute a valid and binding obligation of the Global Fund enforceable in accordance with its terms,
subject to the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general
equity principles;
(l)	The Global Fund Shares to be issued and delivered
to the Fund, for the account of the Fund's shareholders,
pursuant to the terms of this Agreement, will at the Closing
Date have been duly authorized and when so issued and
delivered, will be duly and validly issued Global Fund
Shares, and will be fully paid and non-assessable with no
personal liability attaching to the ownership thereof;
(m)	Insofar as the following relate to the Global Fund,
the N-14 Registration Statement, on the effective date of the
N-14 Registration Statement, at the time of any shareholders'
meeting referred to herein, on the Valuation Date and on the
Closing Date:  (i) shall comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations under those Acts, and
(ii) shall not contain any untrue statement of a material
fact or omit to state a material fact required to be stated
therein or necessary to make the statements therein not
misleading; provided, however, that the representations and warranties in this section shall not apply to statements in or omissions from the Proxy Statement and the N-14
Registration Statement made in reliance upon and in
conformity with information that was furnished or should have been furnished by the Fund for use therein; and
(n)	The Global Fund agrees to use all reasonable
efforts to obtain the approvals and authorizations required
by the 1933 Act, the 1940 Act and such of the state Blue Sky or securities laws as it may deem appropriate in order to
continue its operations after the Closing Date.
5.	Covenants of the Fund and the Global Fund
5.1.	The Global Fund and the Fund will operate its business in the ordinary course between the date hereof and the Closing Date.  It is understood that such ordinary course of business will include the declaration and payment of customary dividends and
distributions.
5.2.	The Fund will call a meeting of its shareholders to consider and act upon this Agreement and to take all other actions
necessary to obtain approval of the transactions contemplated herein.
5.3.	The Fund covenants that the Global Fund Shares to be issued
hereunder are not being acquired for the purpose of making any distribution thereof other than in accordance with the terms of this Agreement.
5.4.	The Fund will assist the Global Fund in obtaining such
information as the Global Fund reasonably requests concerning the beneficial ownership of the Fund's Shares.
5.5.	Subject to the provisions of this Agreement, the Global Fund and the Fund each will take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.
5.6.	The Fund will provide the Global Fund with information
reasonably necessary for the preparation of a prospectus (the "Prospectus") which will include the Proxy Statement referred to in paragraph 4.1(o), all to be included in the N-14 Registration Statement, in compliance with the 1933 Act, the 1934 Act and the
1940 Act in connection with the meeting of the Fund's shareholders to consider approval of this Agreement and the transactions
contemplated herein.
5.7.	The Fund will provide the Global Fund with information
reasonably necessary for the preparation of the Global Fund Registration Statement.
5.8.	As promptly as practicable, but in any case within thirty
days of the Closing Date, the Fund shall furnish the Global Fund with a statement containing information required for purposes of complying with Rule 24f-2 under the 1940 Act. A notice pursuant to Rule 24f-2 will be filed by the Global Fund offsetting
redemptions by the Fund during the fiscal year ending on or after the applicable Closing Date against sales of Global Fund Shares and the Fund agrees that it will not net redemptions during such period by the Fund against sales of its shares.
5.9.	The Global Fund agrees to indemnify and advance expenses to
each person who at the time of the execution of this Agreement serves as a Director or officer ("Indemnified Person") of the
Fund, against money damages actually and reasonably incurred by such Indemnified Person in connection with any claim that is asserted against such Indemnified Person arising out of such person's service as a Director or officer of the Fund with respect to matters specifically relating to the Fund, provided that such indemnification and advancement of expenses shall be permitted to the fullest extent that is available under the Maryland General Corporation law and other applicable law. This paragraph 5.9 shall not protect any such Indemnified Person against any
liability to the Fund, the Global Fund or their shareholders to which he would otherwise be subject by reason of willful
misfeasance, bad faith, gross negligence or from reckless
disregard of the duties involved in the conduct of his office. An Indemnified Person seeking indemnification shall be entitled to advances from the Global Fund for payment of the reasonable expenses incurred by him in connection with the matter as to which he is seeking indemnification in the manner and to the fullest extent permissible under the Maryland General Corporation law and other applicable law. Such Indemnified Person shall provide to the Global Fund a written affirmation of his good faith belief that the standard of conduct necessary for indemnification by the Global Fund has been met and a written undertaking to repay any advance if it should ultimately be determined that the standard of conduct has not been met. In addition, at least one of the following additional conditions shall be met: (a) the Indemnified Person shall provide security in form and amount acceptable to the Global Fund for its undertaking; (b) the Global Fund is insured against losses arising by reason of the advance; or (c) either a majority of a quorum of disinterested non-party Directors of the Global Fund (collectively, the "Disinterested Directors"), or independent legal counsel experienced in mutual fund matters, selected by the Indemnified Person, in a written opinion, shall have determined, based on a review of facts readily available to the Global Fund at the time the advance is proposed to be made, that there is reason to believe that the Director will ultimately be found to be entitled to indemnification.
5.10.	The Global Fund agrees to take no action that would
adversely affect the qualification of the Reorganization as a reorganization under Section 368(a) of the Code. In this regard, the Global Fund covenants that, following the Reorganization, it
(a) will (i) continue the historic business of the Fund or
(ii) use a significant portion of the Fund's historic business assets in a business, and (b) will not sell or otherwise dispose of any of the assets of the Fund, except for dispositions in the ordinary course of business or transfers to a corporation (or other entity classified for federal income tax purposes as an association taxable as a corporation) that is "controlled" by the Global Fund within the meaning of Section 368(c) of the Code.
6.	Conditions Precedent to Obligations of the Fund
The obligations of the Fund to consummate the transactions
provided for herein shall be subject, at its election, to the performance by the Global Fund of all of the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, the following further conditions:
6.1.	All representations and warranties of the Global Fund
contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the actions contemplated by this Agreement, as of the Closing Date with the same force and effect as if made on and as of the Closing Date;
6.2.	The Global Fund shall have delivered to the Fund a
certificate executed in its name by its President or Vice
President and its Secretary, Treasurer or Assistant Treasurer, in
a form reasonably satisfactory to the Fund and dated as of the Closing Date, to the effect that the representations and warranties of the Global Fund made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement and as to such other matters as the Fund shall reasonably request;
6.3.	The Fund shall have received a written agreement from CSAM,
each Fund's investment adviser, to maintain the net expense ratio of the Global Fund for the two-year period ending October 31, 2001 at a level no higher than that of the Fund on the last day of the fiscal year ended October 31, 1999. These expense ratios will be in effect except for increases in expense ratios due to
redemptions of shares outside of the ordinary course of business;
and
6.4.	The Fund shall have received on the Closing Date a favorable opinion from Willkie Farr & Gallagher, counsel to the Global Fund, dated as of the Closing Date, in a form reasonably satisfactory to the Fund, covering the following points:
That (a) the Global Fund is a validly existing corporation
and in good standing under the laws of the State of Maryland, has the corporate power to own all of its properties and
assets and to carry on its business as a registered
investment company; (b) the Agreement has been duly
authorized, executed and delivered by the Global Fund and,
assuming due authorization, execution and delivery of the
Agreement by the other parties thereto, is a valid and
binding obligation of the Global Fund enforceable against the
Global Fund in accordance with its terms, subject to the
effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and to general equity principles; (c) the Global Fund Shares to be issued to the
Fund's shareholders as provided by this Agreement are duly
authorized and upon such delivery will be validly issued and outstanding and are fully paid and nonassessable with no personal liability attaching to ownership thereof, and no
shareholder of the Global Fund has any preemptive rights to subscription or purchase in respect thereof; (d) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, result in a violation of the Global Fund's Charter or
By-Laws or in a material violation of any provision of any
agreement (known to such counsel) to which the Global Fund is a party or by which it or its property is bound or, to the
knowledge of such counsel, result in the acceleration of any obligation or the imposition of any penalty, under any agreement, judgment, or decree to which the Global Fund is a party or by which it or its property is bound; (e) to the
knowledge of such counsel, no consent, approval,
authorization or order of any court or governmental authority of the United States or state of Maryland is required for the consummation by the Global Fund of the actions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act, and such as may be required
under state securities laws; (f) only insofar as they relate to the Global Fund, the descriptions in the Proxy Statement
of statutes, legal and governmental proceedings,
investigations, orders, decrees or judgments of any court or governmental body in the United States and contracts and other documents, if any, are accurate and fairly present the information required to be shown; (g) such counsel does not know of any legal, administrative or governmental
proceedings, investigation, order, decree or judgment of any court or governmental body, only insofar as they relate to
the Global Fund or its assets or properties, pending,
threatened or otherwise existing on or before the effective
date of the N-14 Registration Statement or the Closing Date, which are required to be described in the N-14 Registration
Statement or to be filed as exhibits to the N-14 Registration Statement which are not described and filed as required;
(h) the Global Fund is registered as an investment company
under the 1940 Act and its registration with the Commission
as an investment company under the 1940 Act is in full force and effect; (i) the Proxy Statement and the Global Fund
Registration Statement (except as to financial and
statistical data contained therein, as to which no opinion
need be given) comply as to form in all material respects
with the requirements of the 1933 Act, the 1934 Act and the
1940 Act and the rules and regulations thereunder; and
(j) the Global Fund Registration Statement is effective under the 1933 Act and the 1940 Act and no stop-order suspending
its effectiveness or order pursuant to section 8(e) of the
1940 Act has been issued.
In addition, such counsel also shall state that they have participated in conferences with officers and other representatives of the Global Fund at which the contents of the
Proxy Statement, the Global Fund Registration Statement and
related matters were discussed and, although they are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Proxy Statement and the Global Fund Registration Statement (except to the extent indicated in paragraph (i) of their above opinion), on the basis of the foregoing (relying as to materiality to a large extent upon the opinions and certificates of officers and other representatives of the Global Fund), they do not believe that the Proxy Statement and the Global Fund Registration Statement as of their respective dates, as of the date of the Fund shareholders' meeting, and as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein regarding the Global Fund or necessary to make the statements therein regarding the Global Fund, in the light of the circumstances under which they were made, not misleading.
Such opinion may state that such counsel does not express any opinion or belief as to the financial statements or other
financial data, or as to the information relating to the Fund, contained in the Proxy Statement, N-14 Registration Statement or Global Fund Registration Statement, and that such opinion is solely for the benefit of the Fund, its Directors and its
officers.  Such counsel may rely as to matters governed by the laws of the state of Maryland on an opinion of Maryland counsel and/or certificates of officers or directors of the Global Fund.
Such opinion also shall include such other matters incident to the transaction contemplated hereby, as the Fund may reasonably request.
In this paragraph 6.4, references to the Proxy Statement
include and relate only to the text of such Proxy Statement and not, except as specifically stated above, to any exhibits or attachments thereto or to any documents incorporated by reference therein.
7.	Conditions Precedent to Obligations of the Global Fund
The obligations of the Global Fund to complete the
transactions provided for herein shall be subject, at its
election, to the performance by the Fund of all the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, the following conditions:
7.1.	All representations and warranties of the Fund contained in
this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing
Date with the same force and effect as if made on and as of the
Closing Date;
7.2.	The Fund shall have delivered to the Global Fund a statement of the Fund's assets and liabilities as of the Closing Date, certified by the Treasurer or Assistant Treasurer of the Fund;
7.3.	The Fund shall have delivered to the Global Fund on the
Closing Date a certificate executed in its name by its President or Vice President and its Treasurer or Assistant Treasurer, in
form and substance satisfactory to the Global Fund and dated as of the Closing Date, to the effect that the representations and warranties of the Fund made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, and as to such other matters as the Global Fund shall reasonably request; and
7.4.	The Global Fund shall have received on the Closing Date a
favorable opinion of Willkie Farr & Gallagher, counsel to the
Fund, in a form satisfactory to the Secretary of the Global Fund, covering the following points:
That (a) the Fund is a validly existing corporation and in
good standing under the laws of the State of Maryland and has the statutory power to own all of its properties and assets
and to carry on its business as a registered investment
company; (b) the Agreement has been duly authorized, executed and delivered by the Fund and, assuming due authorization,
execution and delivery of the Agreement by the other parties hereto, is a valid and binding obligation of the Fund
enforceable against the Fund in accordance with its terms,
subject to the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and to
general equity principles; (c) the execution and delivery of the Agreement did not, and the consummation of the
transactions contemplated hereby will not, result in a
violation of the Fund's Charter or By-Laws or a material
violation of any provision of any agreement (known to such
counsel) to which the Fund is a party or by which it or its properties are bound or, to the knowledge of such counsel, result in the acceleration of any obligation or the
imposition of any penalty, under any agreement, judgment or
decree to which the Fund is a party or by which it or its
properties are bound, (d) to the knowledge of such counsel,
no consent, approval, authorization or order of any court or governmental authority of the United States or state of
Maryland is required for the consummation by the Fund of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act,
and such as may be required under state securities laws;
(e) the Proxy Statement (except as to financial and
statistical data contained therein, as to which no opinion
need be given) comply as to form in all material respects
with the requirements of the 1934 Act and the 1940 Act and
the rules and regulations thereunder; (f) such counsel does
not know of any legal, administrative or governmental
proceedings, investigation, order, decree or judgment of any court or governmental body, only insofar as they relate to
the Fund or its assets or properties, pending, threatened or otherwise existing on or before the effective date of the N-
14 Registration Statement or the Closing Date, which are
required to be described in the N-14 Registration Statement
or to be filed as exhibits to the N-14 Registration Statement which are not described and filed as required or which
materially and adversely affect the Fund's business; and
(g) the Fund is registered as an investment company under the
1940 Act and its registration with the Commission as an
investment company under the 1940 Act is in full force and
effect.
Such counsel also shall state that they have participated in conferences with officers and other representatives of the Fund at which the contents of the Proxy Statement and related matters were discussed and, although they are not passing upon and do not assume any responsibility for the accuracy, completeness or
fairness of the statements contained in the Proxy Statement
(except to the extent indicated in paragraph (e) of their above opinion), on the basis of the foregoing (relying as to materiality to a large extent upon the opinions and certificates of officers and other representatives of the Fund), they do not believe that the Proxy Statement as of its date, as of the date of the Fund's shareholder meeting, and as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein regarding the Fund or necessary in the light of the circumstances under which they were made, to make the statements therein regarding the Fund not misleading.
Such opinion may state that such counsel does not express any opinion or belief as to the financial statements or other
financial data, or as to the information relating to the Global
Fund, contained in the Proxy Statement or N-14 Registration Statement, and that such opinion is solely for the benefit of the Global Fund and its directors and officers. Such opinion also shall include such other matters incident to the transaction contemplated hereby as the Global Fund may reasonably request.
In this paragraph 7.4, references to the Proxy Statement
include and relate only to the text of such Proxy Statement and not to any exhibits or attachments thereto or to any documents incorporated by reference therein.
7.5.	The Global Fund shall have received from
PricewaterhouseCoopers LLP a letter addressed to the Global Fund dated as of the effective date of the N-14 Registration Statement in form and substance satisfactory to the Global Fund, to the effect that:
(a)	they are independent public accountants with
respect to the Fund within the meaning of the 1933 Act and
the applicable regulations thereunder;
(b)	in their opinion, the financial statements and
financial highlights of the Fund included or incorporated by reference in the N-14 Registration Statement and reported on by them comply as to form in all material aspects with the
applicable accounting requirements of the 1933 Act and the
rules and regulations thereunder; and
(c)	on the basis of limited procedures agreed upon by
the Global Fund and the Fund and described in such letter
(but not an examination in accordance with generally accepted auditing standards), specified information relating to the
Fund appearing in the N-14 Registration Statement and the
Proxy Statement has been obtained from the accounting records of such Fund or from schedules prepared by officers of the
Fund having responsibility for financial and reporting
matters and such information is in agreement with such
records, schedules or computations made therefrom.
7.6.	The Fund shall have delivered to the Global Fund, pursuant to paragraph 4.1(f), copies of financial statements of the Fund as of and for the fiscal year ended October 31, 1999.
7.7.	The Global Fund shall have received from
PricewaterhouseCoopers LLP a letter addressed to the Global Fund and dated as of the Closing Date stating that, as of a date no more than three (3) business days prior to the Closing Date, PricewaterhouseCoopers LLP performed limited procedures and that on the basis of those procedures it confirmed the matters set forth in paragraph 7.5.
7.8.	The Board of Directors of the Fund, including a majority of
the directors who are not "interested persons" of the Fund (as defined by the 1940 Act), shall have determined that this
Agreement and the transactions contemplated hereby are in the best interests of the Fund and that the interests of the shareholders in the Fund would not be diluted as a result of such transactions, and the Fund shall have delivered to the Global Fund at the
Closing, a certificate, executed by an officer, to the effect that the condition described in this subparagraph has been satisfied.
8.	Further Conditions Precedent to Obligations of the Global
Fund and the Fund
If any of the conditions set forth below do not exist on or before the Closing Date with respect to the Global Fund, the Fund shall, and if any of such conditions do not exist on or before the
Closing Date with respect to the Fund, the Global Fund shall, at their respective option, not be required to consummate the transactions contemplated by this Agreement.
8.1.	The Agreement and the transactions contemplated herein shall have been approved by the requisite vote of the holders of the outstanding Shares of the Fund in accordance with the provisions of the Fund's Charter and applicable law and certified copies of the votes evidencing such approval shall have been delivered to the Global Fund.
8.2.	On the Closing Date no action, suit or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions
contemplated herein.
8.3.	All consents of other parties and all other consents, orders and permits of federal, state and local regulatory authorities (including those of the Commission and of state blue sky and securities authorities, including "no-action" positions of and exemptive orders from such federal and state authorities) deemed necessary by the Global Fund or the Fund to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of the Global Fund or the Fund, provided that either party hereto may for itself waive any of such conditions.
8.4.	The N-14 Registration Statement and the Global Fund
Registration Statement shall each have become or be effective under the 1933 Act and no stop orders suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or
contemplated under the 1933 Act.
8.5.	The parties shall have received a favorable opinion of
Willkie Farr & Gallagher, addressed to, and in form and substance satisfactory to, the Fund and the Global Fund, substantially to the effect that for federal income tax purposes:
(a)	The transfer of all or substantially all of the
Fund's assets in exchange for the Global Fund Shares and the assumption by the Global Fund of liabilities of the Fund, and the distribution of such Global Fund Shares to shareholders
of the Fund in exchange for their shares of the Fund, will
constitute a "reorganization" within the meaning of
Section 368(a) of the Code, and the Global Fund and the Fund
will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code; (b) no gain or loss will be
recognized by the Global Fund on the receipt of the assets of the Fund solely in exchange for the Global Fund Shares and
the assumption by the Global Fund of liabilities of the Fund;
(c) no gain or loss will be recognized by the Fund upon the
transfer of the Fund's assets to the Global Fund in exchange for the Global Fund Shares and the assumption by the Global
Fund of liabilities of the Fund or upon the distribution of
the Global Fund Shares to the Fund's shareholders in exchange for their shares of the Fund; (d) no gain or loss will be
recognized by shareholders of the Fund upon the exchange of
their Fund shares for the Global Fund Shares or upon the
assumption by the Global Fund of liabilities of the Fund;
(e) the aggregate tax basis for the Global Fund Shares
received by each of the Fund's shareholders pursuant to the Reorganization will be the same as the aggregate tax basis of the Fund Shares held by such shareholder immediately prior to the Reorganization, and the holding period of the Global Fund
Shares to be received by each Fund shareholder will include
the period during which the Fund Shares exchanged therefor
were held by such shareholder (provided that the Fund Shares were held as capital assets on the date of the
Reorganization); and (f) the tax basis of the Fund's assets
acquired by the Global Fund will be the same as the tax basis of such assets to the Fund immediately prior to the
Reorganization, and the holding period of the assets of the
Fund in the hands of the Global Fund will include the period during which those assets were held by the Fund.
Notwithstanding anything herein to the contrary, neither the
Global Fund nor the Fund may waive the conditions set forth in this paragraph 8.5.
9.	Brokerage Fees and Expenses; Other Agreements
9.1.	The Global Fund represents and warrants to the Fund, and the
Fund represents and warrants to the Global Fund, that there are no brokers or finders or other entities to receive any payments in connection with the transactions provided for herein.
9.2.	CSAM or its affiliates agrees to bear the reasonable expenses incurred in connection with the transactions contemplated by this Agreement, whether or not consummated (excluding extraordinary expenses such as litigation expenses, damages and other expenses not normally associated with transactions of the type contemplated by this Agreement). These expenses consist of: (i) expenses associated with preparing this Agreement, the N-14 Registration Statement and expenses of the shareholder meetings; (ii) preparing and filing the N-14 Registration Statement covering the Global
Fund Shares to be issued in the Reorganization; (iii) registration or qualification fees and expenses of preparing and filing such forms, if any, necessary under applicable state securities laws to qualify the Global Fund Shares to be issued in connection with the Reorganization; (iv) postage; printing; accounting fees; and legal fees incurred by the Global Fund and by the Fund in connection with the transactions contemplated by this Agreement;
(v) solicitation costs incurred in connection with the
shareholders meeting referred to in clause (i) above and
paragraph 5.2 hereof and (vi) any other reasonable Reorganization expenses.
9.3.	Any other provision of this Agreement to the contrary
notwithstanding, any liability of either Fund under this
Agreement, or in connection with the transactions contemplated herein with respect to such Fund, shall be discharged only out of the assets of such Fund.
10.	Entire Agreement; Survival of Warranties
10.1.	The Global Fund and the Fund agree that neither party
has made any representation, warranty or covenant not set forth herein and that this Agreement constitutes the entire agreement among the parties.
10.2.	The representations, warranties and covenants contained
in this Agreement or in any document delivered pursuant hereto or in connection herewith shall survive the consummation of the transactions contemplated hereunder.
11.	Termination
11.1.	This Agreement may be terminated at any time at or prior
to the Closing Date by: (1) mutual agreement of the Fund and the Global Fund; (2) the Fund in the event the Global Fund shall, or the Global Fund, in the event the Fund shall, materially breach any representation, warranty or agreement contained herein to be performed at or prior to the Closing Date; or (3) the Fund or the Global Fund in the event a condition herein expressed to be precedent to the obligations of the terminating party or parties has not been met and it reasonably appears that it will not or cannot be met within a reasonable time.
11.2.	In the event of any such termination, there shall be no
liability for damages on the part of either the Global Fund or the Fund, or their respective Directors or officers, to the other party or parties.
12.	Amendments
This Agreement may be amended, modified or supplemented in writing in such manner as may be mutually agreed upon by the authorized officers of the Fund and the Global Fund; provided, however, that following the meeting of the Fund's shareholders called by the
Fund pursuant to paragraph 5.2 of this Agreement no such amendment may have the effect of changing the provisions for determining the number of the Global Fund Shares to be issued to the Fund's Shareholders under this Agreement to the detriment of such shareholders without their further approval.
13.	Notices
13.1.	Any notice, report, statement or demand required or
permitted by any provisions of this Agreement shall be in writing and shall be given by prepaid telegraph, telecopy or certified mail addressed to the Fund at:
466 Lexington Avenue
New York, NY 10017
Attention:  Hal Liebes, Esq.
with a copy to:
Rose F. DiMartino, Esq.
Willkie Farr & Gallagher
787 Seventh Avenue
New York, NY 10019-6099
or to the Global Fund at:
466 Lexington Avenue
New York, NY 10017
Attention:  Hal Liebes, Esq.
with a copy to:
Rose F. DiMartino, Esq.
Willkie Farr & Gallagher
787 Seventh Avenue
New York, NY 10019-6099
14.	Headings; Counterparts; Governing Law; Assignment; Limitation
of Liability
14.1.	The article and paragraph headings contained in this
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
14.2.	This Agreement may be executed in any number of
counterparts, each of which shall be deemed an original.
14.3.	This Agreement shall be governed by and construed in
accordance with the laws of the State of Maryland.
14.4.	This Agreement shall bind and inure to the benefit of
the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or
obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.
[Signature page follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its Chairman of the Board, President or Vice President and attested to by its Secretary or Assistant Secretary.
WARBURG, PINCUS GLOBAL POST-VENTURE CAPITAL FUND, INC.

By:/s/Hal Liebes
	Name: Hal Liebes
	Title: Secretary


Attestation By:/s/George Travers
	Name: George Travers
	Title: Vice President/Compliance Officer

WARBURG, PINCUS POST-VENTURE CAPITAL FUND, INC.

By: /s/Hal Liebes
	Name: Hal Liebes
	Title: Secretary


Attestation By:/s/George Travers
	Name: George Travers
	Title: Vice President/Compliance Officer

Solely with respect to paragraph 9.2:
CREDIT SUISSE ASSET MANAGEMENT, LLC
By: /s/Hal Liebes
	Name: Hal Liebes
	Title: General Counsel


Attestation By: /s/George Travers
	Name: George Travers
	Title: Vice President/Compliance Officer


                  AGREEMENT TO AMEND
                         THE
          AGREEMENT AND PLAN OF REORGANIZATION


Reference is made to the AGREEMENT AND PLAN OF REORGANIZATION
(the "Agreement") dated as of the 1st day of December, 1999, between and among Warburg, Pincus Global Post-Venture Capital Fund, Inc., a Maryland corporation (the "Global Fund"), and Warburg, Pincus Post-Venture Capital Fund, Inc., a Maryland corporation (the "Fund" and, together with the Global Fund, the "Funds"), and, solely for purposes of Section 9.2 thereof, Credit Suisse Asset Management, LLC, a limited liability company organized under the laws of the State of Delaware. Capitalized terms used in this agreement and not otherwise defined herein have the meanings ascribed thereto in the Agreement.
WHEREAS, Section 3.1 of the Agreement states that the Closing
Date for the Reorganization shall be January 28, 2000, or such other date as the parties to such Reorganization may agree to in writing;
WHEREAS, pursuant to Section 12 of the Agreement, the Agreement may be amended, modified or supplemented in writing in such manner as may be mutually agreed upon by the authorized officers of the Fund and the Global Fund; and WHEREAS, each of the Fund and the Global Fund desires to amend the terms of Section 3.1 such that the Closing Date for the Reorganization shall be February 25, 2000.
NOW, THEREFORE, the parties agree that Section 3.1 of the Agreement is hereby amended and rested in its entirety as follows:
The Closing Date for the Reorganization shall be February 25, 2000, or such other date as the parties to such Reorganization may agree to in writing. All acts taking place at the Closing shall be deemed to take place simultaneously as of the close of trading on the NYSE on the Closing Date unless otherwise provided. The Closing shall be held as of 4:00 p.m., at the offices of Willkie Farr & Gallagher or at such other time and/or place as the parties may agree.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its Chairman of the Board, President or Vice President and attested to by its Secretary or Assistant Secretary.
WARBURG, PINCUS GLOBAL POST-VENTURE CAPITAL FUND, INC.

By:/s/Hal Liebes
	Name:	Hal Liebes
	Title:	Secretary

Attestation By:/s/Stuart J. Cohen
	Name:	Stuart J. Cohen
	Title:	Assistant Secretary

WARBURG, PINCUS POST-VENTURE CAPITAL FUND, INC.

By:/s/Hal Liebes
	Name:	Hal Liebes
	Title:	Secretary

Attestation By:/s/Stuart J. Cohen
	Name:	Stuart J. Cohen
	Title:	Assistant Secretary


Dated as of January 27, 2000